SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    August 14, 1997





                         NORTHSTAR HEALTH SERVICES, INC.
               (Exact name of registrant as specified in charter)


Delaware                            0-21752                       25-1697152
(State or other                 (Commission File                (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)



665 Philadelphia Street, Indiana, Pennsylvania                         15701
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code:  (412) 349-7500





                                 Not Applicable
          (Former name or former address, if changed from last report)



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Item 5.  Other Events.

         Shareholder Litigation

         The Company has reached a preliminary settlement which, if confirmed, will resolve all of the eight shareholder suits currently pending against the Company. These shareholder suits were initiated after certain accounting irregularities were discovered early in 1996. These discoveries resulted in the resignations of the Company's former independent public accountants and two Directors of the Company, including then Chairman and Chief Executive Officer, Mark A. DeSimone.

         The suits, which originally sought more than $20 million in damages, will be settled for $6.45 million. Substantially all of the Company's share of the proposed settlement fund ($1.1 million) will be covered by its director and officer liability insurance. The balance of the fund will be covered by other parties and their insurers.

         Final judicial confirmation of these settlements is scheduled for November 7, 1997.

         Forbearance Agreement and Related Matters

         On August 18, 1997, the Company and some of its subsidiaries entered into a Forbearance Agreement with IBJ Schroder Bank & Trust Company ("IBJ") with respect to certain defaults currently existing under a Credit Agreement, dated as of October 20, 1997 (as amended, the "Credit Agreement"), between the Company and IBJ, as both lender and agent. Pursuant to the terms of the Forbearance Agreement, IBJ will forbear in certain respects in the enforcement of the remedies available to IBJ under the Credit Agreement through August 31, 1997, provided that the rights of IBJ are not waived or impaired.

         New Executive Officers Appointed

         The Company has filled three key executive positions. Frank J. Spramelli, 51, currently Vice President for Development of Three Rivers Health Plan, a Pittsburgh HMO, will join the Company in September as its Executive Vice President and Chief Administrative Officer. Lisa S. Guarino, 38, currently a consultant to the Company, will resume her former duties as the Company's Chief Financial Officer. Michael J. Fournier, 32, an experienced occupational therapist who most recently managed his own enterprise, has been named President of the Company's long term care subsidiary, Keystone Rehabilitation Management.

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of businesses being acquired:  None.

         (b)  Pro Forma financial information:  None.

         (c)  Exhibits:

                  99.1 Press release, dated August 14, 1997, issued by the Company regarding the preliminary settlement of the shareholder suits.

                  99.2 Press release, dated August 19, 1997, issued by the Company regarding the Forbearance Agreement and the appointment of new officers.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             NORTHSTAR HEALTH SERVICES, INC.



                                             /s/ Thomas W. Zaucha
                                             Name:  Thomas W. Zaucha
                                             Title: Chief Executive Officer and
                                                    President

August 21, 1997



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                                  EXHIBIT INDEX

Exhibit                                                                 Page

   99.1    Press  release,  dated August 14, 1997,  issued by
           the Company  regarding the preliminary settlement
           of the shareholder suits.......................................5

   99.2    Press  release,  dated August 19, 1997,  issued by
           the Company  regarding the Forbearance Agreement
           and the appointment of new officers............................6